UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2005
MACQUARIE INFRASTRUCTURE COMPANY TRUST
(Exact name of registrant as specified in its charter)

Delaware	011-32385	20-6196808

(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)
MACQUARIE INFRASTRUCTURE COMPANY LLC
(Exact name of registrant as specified in its charter)

Delaware	011-32384	43-2052503

(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

125 West 55th Street New York, New York	10019

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (212) 231-1800
600 Fifth Avenue, 21st Floor,
New York, New York
(212) 548-6538

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1: PRESS RELEASE

Item 2.01 Completion of Acquisition or Disposition of Assets
On October 3, 2005, Macquarie Infrastructure Company LLC (together with Macquarie Infrastructure Company Trust, “MIC”), through a majority-owned subsidiary, completed the acquisition of real property and personal and intangible assets related to six off-airport parking facilities. The acquisition was completed pursuant to an agreement for sale and purchase of property executed on August 2, 2005 with Airport Properties LLC, a Delaware limited liability company, SunPark, Inc., a Delaware corporation, SunPark Houston Acquisition Corp., a Delaware corporation, SunPark Oklahoma Acquisition Corp., a Delaware corporation, Airpark St. Louis Corp., a Delaware corporation, and St. Louis Airport Property, LLC, a Delaware limited liability company and a separate agreement executed on August 2, 2005 with CSFB 1999-C1 Edmundson Parking, LLC, a Missouri limited liability company. These six airport parking facilities are collectively referred to as SunPark.
SunPark consists of six off-airport parking facilities in the following locations (real property acquired except where noted):
•	St Louis, MO serving Lambert St. Louis International Airport
•	Philadelphia, PA serving Philadelphia International Airport
•	Buffalo, NY serving Buffalo-Niagara International Airport
•	Oklahoma City, OK serving Will Rogers World Airport
•	Houston, TX serving William P. Hobby Airport
•	Columbus, OH serving Port Columbus Airport (via a long term lease)
Pursuant to the acquisition agreements, MIC purchased all the real property and other personal and intangible assets associated with the SunPark operations, including but not limited to its brand name, customer lists, vehicles and revenue control system. The total cash purchase price was $64.9 million, plus approximately $4 million of acquisition costs (including pre-funded reserves) and $1.0 million of pre-funded capital expenditures. The transaction was financed with a combination of $21.2 million of cash and $48.7 million of non-recourse debt under a debt facility entered into on October 3, 2005 between GMAC Commercial Mortgage Corporation and PCAA SP, LLC, a subsidiary within MIC’s current off-airport parking business. The SunPark debt facility provides for funding in the form of term loans secured by all of the real estate and other assets of SunPark. The debt facility has a three year term and provides for two additional one year extensions at the borrower’s option subject to meeting certain covenants. Amounts outstanding under the facility bear interest at the rate of 2.75% per annum over LIBOR during the first three years, increasing by 0.20% per annum in connection with each one-year extension. An additional $10.0 million of borrowings are available under the facility to fund the acquisition of additional airport parking facilities. MIC, through a subsidiary, has also entered into an interest rate cap agreement which effectively caps the LIBOR portion of the interest rate to 4.48% for any amounts borrowed under the facility.
The credit facility contains various provisions customary for credit facilities of this size and type, including representations, warranties and covenants with respect to the business. In particular, the Borrower is required to maintain a net worth of $20.0 million and liquidity of $1.0 million. In addition, the Borrower is required to maintain various reserves totaling $522,000, which were fully funded at closing. The agreement provides for a cash lock-up in an event of default.
The acquisition agreement provides that MIC acquires the SunPark assets on an as is, where is basis.
Macquarie Securities (USA) Inc. acted as financial advisor to MIC in connection with the acquisition and debt financing for which it received a fee of $1.0 million plus nominal expenses.
A copy of the related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

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Item 9.01 Financial Statements and Exhibits
(c) Exhibits.

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated October 4, 2005, issued by the Registrants.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY TRUST

	By:	MACQUARIE INFRASTRUCTURE COMPANY LLC, as Sponsor

Date October 4, 2005		By:	/s/ Peter Stokes
			Name:	Peter Stokes
			Title:	Chief Executive Officer

MACQUARIE INFRASTRUCTURE COMPANY LLC

Date October 4, 2005		By:	/s/ Peter Stokes
			Name:	Peter Stokes
			Title:	Chief Executive Officer

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